SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2013

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14905	47-0813844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3555 Farnam Street, Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(402) 346-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2013, Berkshire Hathaway Inc. (“Berkshire”) entered into an equity commitment letter (the “Equity Commitment Letter”) with Hawk Acquisition Holding Corporation (“Holding”) to purchase, subject to the terms and conditions set forth in the Equity Commitment Letter, $12.12 billion of equity securities of Holding in connection with, and to partially fund the consideration payable at the closing of the merger under, that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 13, 2013, by and among H. J. Heinz Company (“Heinz”), Holding and Holding’s wholly owned subsidiary. Berkshire expects at the completion of the transaction to invest $12.12 billion to acquire a package of equity securities consisting of preferred and common stock and warrants issued by Holding. The preferred stock will have a liquidation preference of $8 billion, will pay or accrue a 9% dividend, and will be redeemable at the request of Holding or Berkshire in certain circumstances. The Equity Commitment Letter is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Heinz, Berkshire and 3G Capital, an investment fund of which has also provided an equity commitment letter to Holding in connection with the Merger Agreement, have issued a joint press release announcing the execution of the Merger Agreement, which press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Equity Commitment Letter of Berkshire Hathaway Inc. dated February 13, 2013

99.1	Press Release dated February 14, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.

Date: February 14, 2013	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Equity Commitment Letter of Berkshire Hathaway Inc. dated February 13, 2013

99.1	Press Release dated February 14, 2013

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